Exhibit 10.01

RESCISSION AGREEMENT

THIS RESCISSION AGREEMENT, dated as of June 30, 2015 is made by and among Freedom Seed & Feed, Inc., a Nevada corporation (“FSF”), the shareholders of FSF set forth on Schedule I hereto (the “FSF Shareholders”), Mountain High Acquisitions Corp., a Colorado corporation (“MYHI”) and the shareholders of MYHI set forth on Schedule II hereto (the “MYHI Shareholders” and with the FSF Shareholders, the “Shareholders”). FSF, MYHI and the Shareholders are at times referred to in this Rescission Agreement (the “Agreement”) individually as a “Party” and collectively as the “Parties.”

WHEREAS, on March 31, 2015, the Parties entered into a share exchange agreement pursuant to which the FSF Shareholders exchanged (the “Exchange”) all 75,000 of the issued and outstanding shares of FSF, no par value per share (the “FSF Shares”) for an aggregate of 29,429,000 shares of common stock, par value $0.0001 per share, of MYHI (the “MYHI Shares” and with the FSF Shares, the “Shares”);

WHEREAS, on May 19, 2015, the Parties entered into a First Amendment to Share Exchange Agreement (as so amended, the “Exchange Agreement”) that, inter alia, increased the number of FSF Shares to be received by the FSF Shareholders to 31,429,000; and

WHEREAS, the Parties have amicably determined that it is in their collective best interest to: (i) rescind the Exchange Agreement, including but not limited to the exchange of FSF Shares for MYHI Shares, and (ii) provide for such additional agreements as are set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Shareholder agree as follows:

1. Surrender of MYHI Shares

a. The holders of MYHI Shares hereby cancel, waive, relinquish and disclaim in all respects any and all claims and/or rights to record or beneficial ownership in and to the MYHI Shares set forth on Schedule A next to each such undersigned person’s name as of June 30, 2015 (the “Closing Date”).

b. The MYHI Shares shall be delivered to MYHI at the address indicated below for notices, together with executed stock powers promptly following execution of this Agreement, but no later than August 1, 2015. Notwithstanding the obligation to deliver such MYHI Shares for cancellation, the Secretary of MYHI shall, on the Closing Date, record such cancellations and shall have the full power and authority to direct the transfer agent for MYHI to cancel such MYHI Shares on the books and records of the MYHI as attorney-in-fact for the holders of such MYHI Shares cancelled hereby or as transferred hereby.

2. Surrender of FSF Shares

a. MYHI, as the holder of all FSF Shares hereby cancels, waives, relinquishes and disclaims in all respects any and all claims and/or rights to record or beneficial ownership in and to the FSF Shares received in the Exchange as of the Closing Date.

b. Executed stock powers for the transfer of FSF Shares shall be delivered by MYHI to the FSF Shareholders care of FSF at the address indicated below for notices promptly following execution of this Agreement, but no later than the Closing Date. Notwithstanding the obligation to deliver such executed stock powers, the Secretary of FSF shall, on the Closing Date, record such transfer and shall have the full power and authority to cancel MYHI’s ownership of the FSF Shares on the books and records of FSF as attorney-in-fact for the holders of such FSF Shares as transferred hereby.

3. Cooperation

a. Each of the Parties shall continue to provide such information to the other Parties as may be necessary for such Party to comply with its continuing reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as otherwise reasonably requested. Each of MYHI and FSF shall, at all times, provide the requesting Party access to the books and records of the other Party on reasonable advance notice to the extent they are in possession of such.

b. All information regarding the business of FSF including, without limitation, financial information that FSF provided to MYHI during MYHI due diligence investigation of FSF will be destroyed or, if incapable of being destroyed, kept in strict confidence by MYHI and will not be used, dealt with, exploited or commercialized by MYHI or disclosed to any third party without the prior written consent of FSF.

4. Representation Regarding Non assignment; Releases

a. Each of the Parties represents and warrants that he, she or it has not assigned, transferred, sold, or pledged, any Share or any claim or claims that he, she or it has, has had, or may have, against any of the other Parties and each of the Parties understands and acknowledges that the other Parties are relying on the aforesaid warranty and representation.

b. In consideration of the consideration and obligations described in this Agreement, FSF hereby releases and discharges MYHI and the MYHI Shareholders, and their respective heirs, executors, successors, assigns, agents and trusts (the “MYHI Releasees”), from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, whatsoever, in law, admiralty, or equity, which each or any of the MYHI Releasees and their respective representatives, agents, attorneys, predecessors, successors, insurers, administrators, heirs, executors and assigns, has ever had, now has, or hereinafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing, whatsoever, whether known or unknown, from the beginning of the world to the day of the date of this Agreement (other than as a result of any breach of any obligation set forth in this Agreement).

c. In consideration of the consideration and obligations described in this Agreement, MYHI and the MYHI Shareholders hereby release and discharge FSF and the FSF Shareholders, and their respective heirs, executors, successors, assigns, agents and trusts (the “FSF Releasees”), from and against any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, whatsoever, in law, admiralty, or equity, which each or any of the FSF Releasees and their respective representatives, agents, attorneys, predecessors, successors, insurers, administrators, heirs, executors and assigns, has ever had, now has, or hereinafter can, shall, or may have, for, upon, or by reason of, any matter, cause, or thing, whatsoever, whether known or unknown, from the beginning of the world to the day of the date of this Agreement (other than as a result of any breach of any obligation set forth in this Agreement).

d. The Parties agree that they will not publicly or privately disparage or criticize FSF, MYHI or the any of the Shareholders, or any of their partners, shareholders, members, directors, officers, agents, attorneys or employees.

5. Disclaimer of Rights

Neither FSF nor any of the FSF Shareholders shall have any right to any of the cash, claims, assets or business of MYHI. Neither MYHI nor any of the MYHI Shareholders shall have any right to any of the cash, claims, assets or business of FSF.

6. Indemnification

a. MYHI will indemnify, defend, and hold harmless, to the full extent of the law, FSF and the FSF Shareholders, from, against, and in respect of any and all any and all liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees and costs) (collectively, “Losses”), asserted against, relating to, imposed upon, or incurred by FSF or the FSF Shareholders by reason of, resulting from, based upon or arising out of the breach by MYHI of any representation or warranty of MYHI or the MYHI Shareholders contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or the breach or partial breach by MYHI or the MYHI Shareholders of any covenant or agreement of MYHI or the MYHI Shareholders made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

b. FSF will indemnify, defend, and hold harmless, to the full extent of the law, MYHI and the MYHI Shareholders, from, against, and in respect of any and all any and all Losses asserted against, relating to, imposed upon, or incurred by MYHI or the MYHI Shareholders by reason of, resulting from, based upon or arising out of the breach by FSF of any representation or warranty of FSF or the FSF Shareholders contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or the breach or partial breach by FSF or the FSF Shareholders of any covenant or agreement of FSF or the FSF Shareholders made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

7. Miscellaneous

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Nevada for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party to this Agreement will be entitled to specific performance hereunder. Accordingly, the Parties agree that, in addition to any other remedies available to it at law or in equity, any party shall be entitled to seek injunctive relief to enforce the terms of this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

f. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

g. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, addressed as follows: (i) such address as appears on the books and records of MYHI with respect to the MYHI Shareholders, and in the case of MYHI, the most recent address for notices set forth from time to time as the office of MYHI in its SEC filings and reports, and (ii) such address as appears on the books and records of FSF with respect to the FSF Shareholders, and in the case of FSF, to 840 Lynn Road, Lexington, KY 40504. Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

h. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

i. Attorneys’ Fees. In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the prevailing party shall be entitled to recover all reasonable attorneys’ fees and costs of court incurred in connection with any such dispute

j. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by all parties to this Agreement. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

k. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

l. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

m. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become a binding agreement when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Parties, whether in facsimile or hard copy.

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

MOUNTAIN HIGH ACQUISITIONS CORP.

/s/Alan Smith

Name: Alan Smith

Title: Chief Executive Officer

MYHI SHAREHOLDERS

/s/ Alan Smith

Name: Alan Smith

Shares Owned: 6,000,000

Percent of Class: 9.2%

/s/Rick Stifel

Name: Rick Stifel

Shares Owned: 250,000

Percent of Class: 0.4%

FREEDOM SEED & FEED, INC.

/s/David Hadland

Name: David Hadland

Title: President

FSF SHAREHOLDERS SIGNATURES

NAME AND ADDRESS	SIGNATURE	PERCENT OF OWNERSHIP
		Shares	Percent
Living 360 Saeb Jannoun 5523 Rawls Road Tampa, FL 33625		4,500	6%
Axiom Financials, Inc. Darren Bankston 327 Dahlonega Road Ste 1701 B Cumming, GA 30040		395	0.53%
Koki Motors Mike Jrab 9432 Cavendish Drive Tampa, FL 33626		2,487	3.32%
Micaddan Marketing Consultants, LLC Alan Rosenthal 1141 Chanticleer Cherry Hill, NJ 08003		592	0.79%
Andy Sauder 329 High Street Santa Cruz, CA 95060		197	0.26%
Street Capital 300 Colonial Center Parkway Ste 260 Roswell, GA 30076		3,750	5.00%
David Hadland 840 Lynn Road Lexyington, KY 40405		31,538	42.05%
Michael Lewis 840 Lynn Road Lexyington, KY 40405		31,538	42.05%
		75,000	100.00%

SCHEDULE I

MYHI SHAREHOLDER

Beneficial Owner	Number	Title of Class
	6,000,000	Common
Alan Smith –
Current Chief Executive Officer

Total	6,000,000	Common

SCHEDULE II

FSF SHAREHOLDERS

NAME AND ADDRESS	SHARES
	NUMBER	CLASS
Living 360 Saeb Jannoun 5523 Rawls Road Tampa, FA 33625	4,500	Common
Axiom Financials, Inc. Darren Bankston 327 Dahlonega Road Ste 1701B Cumming, GA 30040	395	Common
Koki Motors Mike Jrab 9432 Cavendish Drive Tampa, FL 33626	2,487	Common
Micaddan Marketing Consultants, LLC Alan Rosenthal 1141 Chanticleer Cherry Hill, NJ 08003		Common
David Sauder 329 High St Santa Cruz, CA 95060	197	Common
Street Capital 300 Colonial Center Parkway Ste 260 Roswell, GA 30076	3,750	Common
David Hadland 840 Lynn Road Lexington, KY 40405		Common
Michael Lewis 403 North 3rd St Danville, KY 40422		Common
TOTAL	75,000